EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Keeley Small Cap Value Fund, Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Keeley Small Cap Value Fund, Inc. for the period ended March 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Keeley Small Cap Value Fund, Inc.for the stated period.

/s/ John L. Keeley Jr.		/s/ Emily Viehweg
John L. Keeley, Jr.		Emily Viehweg
President, Keeley Small Cap Value Fund, Inc.		Treasurer, Keeley Small Cap Value Fund, Inc.

Dated:	May 24, 2007

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Keeley Small Cap Value Fund, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934.